Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Gavin McLaughlin, An Outside Edge
Investor, Press and Analyst Relations
+1 719 352 3217 / +44 7973 264246
gavin@aoeglobal.com

FalconStor Software Announces Second Quarter 2017 Results

MELVILLE, N.Y., August 10, 2017 — FalconStor Software, Inc. (NASDAQ: FALC), a market leader in storage software, today announced financial results for its second quarter ended June 30, 2017.

"During Q2, the company has taken steps to realign our cost structure with our revenue outlook. In doing so, we have reduced our annualized costs by over $10 million on a proforma basis which helps us in our pursuit of profitability while simultaneously increasing our revenue sequentially. The company has also taken key steps to focus on its existing customers and ensure they are receiving all of the benefits available with the FreeStor® application” stated Todd Oseth, CEO of Falconstor. “We believe our software continues to lead the market in helping customers utilize public and private clouds for data protection in the most flexible and economical way possible” he continued.

Financial Overview:

	Three Months Ended June 30,				Change Period to Period
(in millions except per share data)	2017		2016
Total revenue	$6.7	100%	$8.1	100%	$(1.3)	(17)%
Total cost of revenue	$1.8	26%	$2.3	29%	$(0.5)	(24)%
Total operating expenses	$5.5	81%	$9.4	116%	$(3.9)	(41)%
Operating loss (GAAP)	$(0.5)	(8)%	$(3.6)	(45)%	$3.1	(86)%
Net loss (GAAP)	$(0.6)	(10)%	$(3.5)	(44)%	$2.9	(82)%
EPS GAAP	$(0.02)		$(0.09)		$0.07

Included in operating results above for the three months ended June 30, 2017 and 2016 were $0.1 million and $1.1 million of share-based compensation expense, respectively, and $0.8 million and $0.6 million of severance expense, respectively. Included in net loss for the three months ended June 30, 2017 and 2016 was an income tax provision of $0.1 million and $0.2 million, respectively. Due to cost rationalization initiatives completed during 2016 and continued into 2017 we reduced our net loss by 82% for the three months ended June 30, 2017 as compared to the prior year period.

	Six Months Ended June 30,				Change Period to Period
(in millions except per share data)	2017		2016
Total revenue	$12.8	100%	$15.5	100%	$(2.7)	(18)%
Total cost of revenue	$3.2	25%	$4.3	28%	$(1.1)	(25)%
Total operating expenses	$11.2	88%	$19.1	123%	$(7.9)	(41)%
Operating loss (GAAP)	$(1.7)	(13)%	$(7.9)	(51)%	$6.2	(79)%
Net loss (GAAP)	$(1.8)	(14)%	$(7.8)	(51)%	$6.1	(78)%
EPS GAAP	$(0.05)		$(0.20)		$0.15

Included in operating results above for the six months ended June 30, 2017 and 2016 were $0.5 million and $2.1 million of share-based compensation expense, respectively, and $0.8 million and $1.0 million of severance expense, respectively. Included in net loss for the six months ended June 30, 2017 and 2016 was an income tax provision of $0.2 million and $0.3 million, respectively. Due to cost rationalization initiatives completed during 2016 and continued into 2017 we to reduced our net loss by 78% for the six months ended June 30, 2017 as compared to the prior year period.

Deferred revenue at June 30, 2017 was $21.3 million, compared with $23.7 million at December 31, 2016. Our cash balance at June 30, 2017 was $1.6 million, compared with $3.4 million at December 31, 2016.

	Three Months Ended,
(in millions except per share data)	June 30, 2017	March 31, 2017	June 30, 2016
Revenue	$6.7	$6.0	$8.1
Bookings	$3.9	$5.5	$8.8
Non-GAAP Expenses	$7.2	$7.0	$10.5
Non-GAAP Gross Margin	74%	77%	72%
Non-GAAP Operating Loss	$(0.4)	$(0.9)	$(2.4)
Non-GAAP Net Loss	$(0.5)	$(0.9)	$(2.3)
Non-GAAP EPS	$(0.01)	$(0.02)	$(0.05)
Cash (used in) provided by operations	$(1.6)	$0.1	$(3.8)

•	We now have over 380 customers using our FreeStor platform, not including the customers of our MSP and OEM partners.

•	Revenue from our FreeStor platform increased 71% to $1.9 million for the second quarter of 2017, compared with the second quarter of 2016.

•
In June 2017, our Board of Directors, approved a comprehensive plan to increase operating performance (the “2017 Plan”). The 2017 Plan will result in a realignment and reduction in workforce and a change in the leadership of the Company. The 2017 Plan was substantially completed as of June 30, 2017 and we ended the quarter with 97 employees worldwide. These actions are anticipated to result in an annualized cost savings of approximately $10.0 million. In connection with the 2017 Plan, we incurred severance expense of $0.8 million. In making these changes, we prioritized customer support and development while consolidating operations and cutting direct sales resources, therefore allowing us to focus on our install base and develop more efficient market channels.

•
During 2017, we continued to innovate and further enhance our FreeStor product. The latest enhancements were delivered in May 2017; including Quality of Service (QoS) capability, chargeback support, improved levels of robustness and performance in I/O Cluster and I/O Multi-Cluster failover, additional client agent management and monitoring, and the integration of Optimized Backup and Deduplication capability into FreeStor, allowing more efficient use of storage.

Non-GAAP results exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release. See the press release filed on May 4, 2017 for a reconciliation between GAAP and non-GAAP information for the three months ended March 31, 2017.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday, August 10, 2017 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-800-533-7619

International: +1-785-830-1923

Conference ID: 4337744

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?RGID=r936834b6041ceae2ea610692154886ae

Meeting: FalconStor Q2 2017 Earnings

Meeting Password: Q2numbers17

Meeting Number: 797 034 145

If you are unable to register via the Internet, please contact Gavin McLaughlin, Investor, Press and Analyst Relations at +1 719-352-3217 or gavin@aoeglobal.com.

A conference call replay will be available beginning August 10, 2017 at 7:30 p.m. EDT through 7:30 p.m. EDT on August 17th. To listen to the replay of the call, dial: Toll Free: 1-888-203-1112; International: +1 719-457-0820; Passcode: 4337744

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is a leading storage software company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,647,695	$3,391,528
Accounts receivable, net	2,986,927	5,003,972
Prepaid expenses and other current assets	875,598	1,245,085
Inventory	6,181	6,181
Total current assets	5,516,401	9,646,766
Property and equipment, net	858,978	1,174,942
Deferred tax assets, net	580,395	577,735
Software development costs, net	396,630	547,558
Other assets, net	1,010,247	973,949
Goodwill	4,150,339	4,150,339
Other intangible assets, net	174,200	209,456
Total assets	$12,687,190	$17,280,745
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$685,384	$419,877
Accrued expenses	3,783,381	4,471,010
Deferred revenue, net	13,998,843	15,236,123
Total current liabilities	18,467,608	20,127,010
Other long-term liabilities	1,217,275	1,170,844
Deferred tax liabilities, net	267,174	254,776
Deferred revenue, net	7,272,609	8,430,692
Total liabilities	27,224,666	29,983,322
Commitments and contingencies
Series A redeemable convertible preferred stock	9,000,000	9,000,000
Total stockholders' deficit	(23,537,476)	(21,702,577)
Total liabilities and stockholders' deficit	$12,687,190	$17,280,745

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Product revenue	$2,499,655	$2,939,594	$4,420,707	$5,220,452
Support and services revenue	4,234,671	5,128,357	8,352,734	10,279,830
Total revenue	6,734,326	8,067,951	12,773,441	15,500,282
Cost of revenue:
Product	351,969	319,974	550,684	564,247
Support and service	1,418,663	1,999,125	2,672,579	3,761,345
Total cost of revenue	1,770,632	2,319,099	3,223,263	4,325,592
Gross profit	$4,963,694	$5,748,852	$9,550,178	$11,174,690
Operating expenses:
Research and development costs	2,025,132	3,304,079	4,319,995	6,960,856
Selling and marketing	2,109,599	4,124,350	4,160,141	8,393,150
General and administrative	1,345,343	1,833,479	2,966,894	3,539,404
Restructuring	—	93,405	(236,302)	177,389
Total operating expenses	5,480,074	9,355,313	11,210,728	19,070,799
Operating loss	(516,380)	(3,606,461)	(1,660,550)	(7,896,109)
Interest and other (loss) income, net	(29,121)	237,251	125,800	355,434
Loss before income taxes	(545,501)	(3,369,210)	(1,534,750)	(7,540,675)
Provision for income taxes	94,300	165,672	217,248	290,819
Net loss	$(639,801)	$(3,534,882)	$(1,751,998)	$(7,831,494)
Less: Accrual of Series A redeemable convertible preferred stock dividends	215,089	195,366	419,664	387,974
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	—	170,981	—	334,650
Net loss attributable to common stockholders	$(854,890)	$(3,901,229)	$(2,171,662)	$(8,554,118)
Basic net loss per share attributable to common stockholders	$(0.02)	$(0.09)	$(0.05)	$(0.20)
Diluted net loss per share attributable to common stockholders	$(0.02)	$(0.09)	$(0.05)	$(0.20)
Weighted average basic shares outstanding	44,440,751	43,159,285	44,265,525	42,521,018
Weighted average diluted shares outstanding	44,440,751	43,159,285	44,265,525	42,521,018

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP loss from operations	$(516,380)	$(3,606,461)	$(1,660,550)	$(7,896,109)
Non-cash stock option expense (1)	97,155	1,127,346	$542,569	$2,117,956
Restructuring costs (3)	—	93,405	(236,302)	177,389
Non-GAAP loss from operations	$(419,225)	$(2,385,710)	$(1,354,283)	$(5,600,764)

GAAP net loss attributable to common stockholders	$(854,890)	$(3,901,229)	$(2,171,662)	$(8,554,118)
Non-cash stock option expense, net of income taxes (2)	97,155	1,127,346	542,569	2,117,956
Restructuring costs (3)	—	93,405	(236,302)	177,389
Effects of Series A redeemable convertible preferred stock (4)	215,089	366,347	419,664	722,624
Non-GAAP net loss	$(542,646)	$(2,314,131)	$(1,445,731)	$(5,536,149)

GAAP gross margin	74%	71%	75%	72%
Non-cash stock option expense (1)	0%	1%	1%	0%
Non-GAAP gross margin	74%	72%	75%	73%

GAAP gross margin - Product	86%	89%	88%	89%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	86%	89%	88%	89%

GAAP gross margin - Support and Service	66%	61%	68%	63%
Non-cash stock option expense (1)	0%	1%	1%	1%
Non-GAAP gross margin - Support and Service	67%	62%	69%	64%

GAAP operating margin	(8%)	(45%)	(13%)	(51%)
Non-cash stock option expense (1)	1%	14%	4%	14%
Restructuring costs (3)	0%	1%	(2%)	1%
Non-GAAP operating margin	(6%)	(30%)	(11%)	(36%)

GAAP Basic EPS	$(0.02)	$(0.09)	$(0.05)	$(0.20)
Non-cash stock option expense, net of income taxes (2)	0.00	0.03	0.01	0.05
Restructuring costs (3)	0.00	0.00	(0.01)	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.01	0.01	0.02
Non-GAAP Basic EPS	$(0.01)	$(0.05)	$(0.03)	$(0.13)

GAAP Diluted EPS	$(0.02)	$(0.09)	$(0.05)	$(0.20)
Non-cash stock option expense, net of income taxes (2)	0.00	0.03	0.01	0.05
Restructuring costs (3)	0.00	0.00	(0.01)	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.01	0.01	0.02
Non-GAAP Diluted EPS	$(0.01)	$(0.05)	$(0.03)	$(0.13)

Weighted average basic shares outstanding (GAAP and as adjusted)	44,440,751	43,159,285	44,265,525	42,521,018
Weighted average diluted shares outstanding (GAAP and as adjusted)	44,440,751	43,159,285	44,265,525	42,521,018

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of revenue - Product	$—	$—	$—	$—
Cost of revenue - Support and Service	8,834	44,066	65,285	68,837
Research and development costs	54,813	825,635	184,528	1,571,797
Selling and marketing	7,198	75,342	63,738	143,072
General and administrative	26,310	182,303	229,018	334,250
Total non-cash stock based compensation expense	$97,155	$1,127,346	$542,569	$2,117,956

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and six months ended June 30, 2017 and 2016, the tax expense for both GAAP and Non-GAAP basis approximate the same amount. Included in share-based compensation expense for the three and six months ended June 30, 2016, was $0.8 million and $1.5 million, related to costs associated with our exclusive source code license and development agreement which were paid through the issuance of our common stock.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.